UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 21, 2016
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2016, Condor Hospitality Trust, Inc. filed Articles of Amendment (the “Amendment”), as approved by its board of directors and shareholders, with the State Department of Assessments and Taxation of the State of Maryland  to amend its Amended and Restated Articles of Incorporation (“Articles”).  The Amendment eliminates the requirement that the board of directors receive certain shareholder representations and undertakings in connection with conversions of Series D convertible preferred stock as long as the board is able to obtain the opinion of counsel specified in Section (A)(7) of Article IX of the Articles.  The Articles, as amended, and the Amendment are filed with this Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

3.1  Amended  and Restated Articles of Incorporation of the Company, as amended.

3.2  Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: June 22, 2016	By: /s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended

3.2	Articles of Amendment